                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               PRECEPT BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                        PRECEPT BUSINESS SERVICES, INC.
                      1909 WOODALL ROGERS FWY., SUITE 500
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 3, 1999

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Precept Business Services, Inc. ("Precept" or the "Company") will be held at CityPlace, 2711 North Haskell Avenue, Dallas, Texas 75204 on November 3, 1999 at 10:00 a.m., local time, for the following purposes:

    (1) To elect three directors to hold office for a three year term and until their respective successors shall have been duly elected and qualified.

    (2) To approve an amendment of the Company's 1998 Stock Incentive Plan (the "1998 Plan"), increasing from 857,143 to 1,657,143 the number of shares reserved for issuance under the 1998 Plan and effecting certain administrative amendments as described more fully herein.

    (3) To ratify the selection of the Company's independent auditors.

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record Class A Common Stock or Class B Common Stock at the close of business on October 7, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof (the "Annual Meeting"). For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company, 1909 Woodall Rogers Fwy., Suite 500, Dallas, Texas 75201.

    The items of business to be acted upon at the Annual Meeting are described more fully in the accompanying Proxy Statement.

    ALL HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, WHETHER OR NOT HE OR SHE HAS RETURNED A SIGNED PROXY.

                                          By Order of the Board of Directors,

                                          /S/ DOUGLAS R. DEASON
                                          PRESIDENT AND CHIEF OPERATING OFFICER

Dallas, Texas
October 11, 1999

                        PRECEPT BUSINESS SERVICES, INC.
                      1909 WOODALL ROGERS FWY., SUITE 500
                              DALLAS, TEXAS 75201

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

                          TO BE HELD NOVEMBER 3, 1999

    This Proxy Statement and the accompanying Proxy are being first mailed on or about October 11, 1999 to shareholders of Precept Business Services, Inc. ("Precept" or the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders to be held at CityPlace, 2711 North Haskell Avenue, Dallas, Texas 75204, on November 3, 1999 at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned (the "Meeting").

    The purpose of the Meeting is to consider and vote upon (i) the election of three directors to hold office for a three year term and until their respective successors shall be duly elected or qualified; (ii) an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan"), to increase from 857,143 to 1,657,143 the number of shares reserved for issuance under the Plan and effecting certain administrative amendments, as described more fully herein;
(iii) ratification of the selection of the Company's independent auditors; and,
(iv) such other matters as may properly come before the Meeting or any adjournment thereof.

                   VOTING OF PROXIES, REVOCATION AND EXPENSES

    All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted as indicated on the Proxy. If the enclosed Proxy is signed and returned, it nevertheless may be revoked at any time prior to the voting thereof at the pleasure of the shareholder signing it, by such shareholder: (i) providing written notice of such revocation to Continental Stock Transfer & Trust Company (the "Transfer Agent"), 2 Broadway, New York, NY 10004, Attention: Gail Konsker; (ii) delivering another duly executed proxy statement dated subsequent to the date thereof to the addressee named in the enclosed proxy; or, (iii) attending the Meeting and voting the shares covered thereby in person.

    All shares represented by duly executed Proxies in the accompanying form will be voted in accordance with the instructions indicated on such Proxies, and, if no such instructions are indicated thereon, will be voted: (i) FOR the election of each person named herein under "Proposal No. 1, Election of Directors" as a nominee for election as a director of the Company for the term described therein; (ii) FOR the amendment of the Plan, as set forth in "PROPOSAL NO. 2--AMENDMENT OF 1998 STOCK INCENTIVE PLAN"; (iii) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000; and, (iv) at the discretion of the Proxy holders, with regard to any other matter that may properly come before the Meeting or any adjournment thereof. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for vote.

    The cost of preparing, assembling, printing, and mailing the Proxy Statement and the enclosed proxy form and the cost of soliciting Proxies related to the Annual Meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of Common Stock listed of record in names of nominees and will reimburse such banks and brokers for the reasonable out-of-pocket expenses for such solicitation. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally without additional compensation. The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 is being mailed with this Proxy Statement to shareholders entitled to vote at the Meeting. The Annual Report is not to be deemed part of this Proxy Statement.

                       RECORD DATE AND VOTING SECURITIES

    The Board of Directors of the Company has fixed the close of business on October 7, 1999 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had outstanding 8,728,044 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and 592,142 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"). The Class A Common Stock and Class B Common Stock (collectively, "Common Stock") are the only outstanding securities of the Company entitled to vote at the Annual Meeting. A holder of shares of Class A Common Stock is entitled to one vote, in person or by proxy, for each share of Class A Common Stock standing in his or her name on the books of the Company on the Record Date on any matters properly presented to a vote of the Shareholders at the Annual Meeting. A holder of shares of Class B Common Stock is entitled to ten (10) votes, in person or by proxy, for each share of Class B Common Stock standing in his or her name on the books of the Company on the Record Date on any matter properly presented to a vote of the shareholders at the Annual Meeting. At the Meeting, the holders of Class A Common Stock and Class B Common Stock will vote together as a class as to Proposals Nos. 1, 2 and 3.

                            QUORUM AND VOTE REQUIRED

    The presence at the Annual Meeting, in person or by proxy, of the holders of issued and outstanding shares of Common Stock entitled to vote and representing a majority of the votes entitled to be cast thereat is necessary to constitute a quorum to transact business at the Annual Meeting.

    Abstentions are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposal, but may have the practical effect of a vote against a proposal where the affirmative vote of a specified percentage of the shares represented at the meeting is required.

    The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter requiring discretionary voting, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Brokers or nominees have discretionary power to vote on Proposals No. 1 and 3, but have no discretionary power to vote with respect to Proposal No. 2 Accordingly, broker non-votes will not be counted with respect to Proposal No. 2.

    Election of the director nominees named in Proposal No. 1, or any of them, requires the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, having a plurality of the voting power of the Company present or represented at the Annual Meeting and entitled to vote thereon. Votes may be cast in favor or withheld with respect to each of the director nominees, or any of them. Because the election is based on a plurality of votes and does not require the affirmative vote of any percentage of votes present and represented, abstentions will not affect the outcome of the vote on the proposal.

    Approval of Proposals Nos. 2 and 3 requires the affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present or represented at the Annual Meeting and entitled to vote thereon. Abstentions on these proposals will have the same effect as a vote against such proposal.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth certain information as of the Record Date with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by (1) shareholders known to Precept to own more than 5% of the outstanding shares of such classes; (2) each of our directors and executive officers; and, (3) all of Precept's executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                    CLASS B COMMON STOCK (2)       TOTAL
                                     CLASS A COMMON STOCK (1)                                    NUMBER OF       PERCENT OF
                                 --------------------------------  --------------------------   CLASS A AND        TOTAL
NAME AND ADDRESS OF                  NUMBER OF       PERCENT OF      NUMBER      PERCENT OF       CLASS B          VOTING
BENEFICIAL OWNER (3)                  SHARES          CLASS (4)     OF SHARES     CLASS (4)        SHARES        POWER (1)
-------------------------------  -----------------  -------------  -----------  -------------  --------------  --------------
Darwin Deason..................    3,533,669(5)(6)        40.5%       592,142          100%      4,125,811(6)       64.5%

Douglas R. Deason..............      729,929(7)            8.4%             0            0%        729,929(7)        5.0%

William W. Solomon, Jr.........            0                 0%             0            0%             --             0%

D. Paul Cabra..................      148,481               1.7%             0            0%        148,481           1.0%

Ronald L. Sorci................        2,786              *                 0            0%          2,786           *

J. Livingston Kosberg..........      162,215(8)            1.9%             0            0%        162,215(8)        1.1%

Sheldon I. Stein...............            0                 0%             0            0%             --             0%

Robert N. Bazinet..............      103,537               1.2%             0            0%        103,537           *

J. D. Greco....................      519,213               5.9%             0            0%        519,213           3.5%

Peter H. Trembath..............        4,200              *                 0            0%          4,200           *

All Directors and Officers as a
  Group........................    4,325,620(6)           49.6%(6)    592,142          100%      4,917,762(6)       69.9%(6)

Beneficial Owners of more that
  5% of Precept Common Stock...

First Nationwide Bank..........      469,466               5.4%             0            0%        469,466           3.2%

David L. Neely(9)..............      735,788               8.4%             0            0%        735,788           5.0%

------------------------

*   Less than 1%

(1) The information set forth for Class A Common Stock does not include the shares of Class B Common Stock of such holder which are convertible, at any time and from time to time, into shares of Class A Common stock on a share-for-share basis. However, percentages set forth in the column labeled "Percent of Total Voting Power" assumes that the holder of Class B Common Stock is entitled to ten votes for each such share held in his or her name. The information set forth in this table does not include outstanding options granted any of the named individuals to purchase shares of Class A Common Stock, none of which options are not exercisable within sixty days of the date hereof.

(2) Each share of Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis at any time.

(3) The address of each director and officer is in care of Precept at 1909 Woodall Rodgers Freeway, Suite 500, Dallas, Texas 75201.

(4) Based on 8,728,044 shares of Class A Common Stock and 592,142 shares of Class B Common Stock outstanding at October 7, 1999.

(5) Does not include 592,142 shares of Class B Common Stock. Each share of Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis at any time. Mr. Deason owns all of the issued and outstanding shares of Class B Common Stock.

(6) Includes 2,090,385 shares of Class A Common Stock for which Mr. Deason has been granted proxies to vote, including the shares of Class A Common Stock held by Douglas R. Deason, D. Paul Cabra and David L. Neely and reflected in the above table. The share totals and percentages of class and total voting power shown for All Directors and Officers of the Company in the above table have been adjusted to avoid double counting any shares subject to any such proxies granted by current officers or directors of the Company.

(7) Includes 90,125 shares of Class A Common Stock owned by a trust for the benefit of Douglas R. Deason's children and for which Darwin Deason serves as Trustee. Darwin Deason and Douglas R. Deason disclaim beneficial ownership of such shares.

(8) Held by the J. Livingston Kosberg trust of which Mr. Kosberg is the sole trustee.

(9) Mr. Neely served the Company as its Chairman and Chief Executive Officer for a number of years. He resigned his positions in April, 1999.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS; CONTINUING DIRECTORS

    The Company's Amended Articles of Incorporation provide that the Board of Directors will be composed of not less than three and not more than fifteen Directors. The number of directors is determined from time to time by a majority vote of the Board of Directors. The Board of Directors has determined that there will be eight directors. The directorships are divided into three classes, to be as nearly equal in numbers as possible. J. Livingston Kosberg, William W. Solomon, Jr. and Sheldon Stein are in the class whose terms expire in 2001. Darwin Deason and Douglas R. Deason are in the class whose terms expire in 2000. David L. Neely and Layne A. Deutscher, whose terms would have expired in 2000 and 1999, respectively, both resigned during 1999. The third class of directors, whose terms expire this year, is composed of Robert N. Bazinet and J. D. Greco. The nominees for election at the Annual Meeting are Robert N. Bazinet, J. D. Greco and Peter H. Trembath.

    Shares represented by Proxies returned duly executed will be voted, unless otherwise specified, in favor of the two nominees named above. Proxies cannot be voted for more than two nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the Proxy card.

    The following table lists the name and principal position with Precept of each nominee and each continuing director and the year in which each such person was first elected as a director of the Company:

               NAME:                 DIRECTOR SINCE:                     POSITIONS WITH THE COMPANY
-----------------------------------  ---------------  ----------------------------------------------------------------
Darwin Deason (2)(3)...............          1998                          Chairman of the Board
Douglas R. Deason (2)..............          1998             President, Chief Operating Officer and Director
William W. Solomon.................          1998      Executive Vice President, Chief Financial Officer and Director
J. Livingston Kosberg (2)(3)(4)....          1998                                 Director
Sheldon I. Stein (3)...............          1998                                 Director
Robert N. Bazinet (1)(4)...........          1998                                 Director
J. D. Greco (1)                              1998                                 Director
Peter H. Trembath (1)                           *           Senior Vice President, General Counsel and Secretary

--------------------------

(1) Nominee for election as a director at this year's Annual Meeting.

(2) Member of the Executive Committee.

(3) Member of the Compensation Committee.

(4) Member of the Audit Committee.

BUSINESS EXPERIENCE OF NOMINEES AND CONTINUING DIRECTORS

    DARWIN DEASON, age 59, has served as a Director of Precept since its formation in 1988 and since April, 1999 has served as Chairman of the Board of Directors. Mr. Deason also serves as Chairman of the Executive Committee of the Board of Directors. Mr. Deason is also currently the Chairman of the Board and Chief Executive Officer of Affiliated Computer Services, Inc. ("ACS"). Prior to the formation of ACS, Mr. Deason spent 20 years with MTech, a data processing subsidiary of MCorp, a bank holding corporation based in Dallas, Texas ("MCorp"), serving as MTech's Chief Executive Officer and Chairman of the Board from 1978 until April 1988, and served on the board of various subsidiaries of MTech and MCorp. Prior to that, Mr. Deason was employed in the data processing department of Gulf Oil in Tulsa, Oklahoma. Darwin Deason is the father of Douglas R. Deason.

    DOUGLAS R. DEASON, age 37, has served as President and Chief Operating Officer of Precept since 1995. Mr. Deason joined Precept in 1991 and from 1993 through 1995 served as Executive Vice President of an operating subsidiary of Precept. For the seven years immediately prior to joining Precept, Mr. Deason was a senior commercial real estate broker with the Dallas branch of New York based Cushman and Wakefield. Douglas R. Deason is the son of Darwin Deason.

    WILLIAM W. SOLOMON, JR., age 43, has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of Precept since June 1998. Prior to that, Mr. Solomon served as Vice President, Corporate Controller and Assistant Secretary of American Pad & Paper Company, a publicly traded company, from September 1996 to June 1998. From 1992 to 1996, Mr. Solomon was a Senior Manager with BDO Seidman LLP and Price Waterhouse LLP. From 1990 to 1992, Mr. Solomon was Chief Financial Officer and Controller of Eagle Hardware & Garden, a publicly traded home improvement retail company. From 1978 through 1990, Mr. Solomon was an employee of Ernst & Young LLP.

    J. LIVINGSTON KOSBERG, age 62, has served as Chairman of the Board of U.S. Physical Therapy, Inc. ("U.S. Physical Therapy") since April 1992 and as the Chief Executive Officer of that Company from April 1992 to August 1995. From September 1991 to June 1995, Mr. Kosberg also served as Chairman of the Board and was employed by Career Staff Unlimited, Inc., which is a national provider of temporary rehabilitation therapist staffing. Prior to April 1992, Mr. Kosberg was primarily engaged in managing personal investments through a variety of ventures and entities, including National Rehab Associates, Inc., the predecessor of U.S. Physical Therapy. Mr. Kosberg was Chairman of the Board from April 1990 to April 1992, and a member of the Board from May 1993 to March 1994, of BioMedical Waste Systems, Inc., a medical waste treatment company.

    SHELDON I. STEIN, age 46, is a Senior Managing Director and oversees the U.S. Regional Investment Banking Operations of Bear Stearns & Co., Inc. Mr. Stein received a Bachelors degree Magna Cum Laude from Brandeis University where he was a member of Phi Beta Kappa and a J. D. from Harvard Law School. He is a director of CellStar Corporation, Fresh America Corp., Home Interiors & Gifts, Inc., The Men's Wearhouse, Inc. and Tandycrafts, Inc. He is also a Trustee of the Greenhill School in Dallas and a Trustee of Brandeis University.

    ROBERT N. BAZINET, age 58, has served as a Director of Precept since 1998. He was previously President of Creative, which was acquired by Precept in September 1998. Mr. Bazinet founded Creative in 1984 and has more than 38 years' experience in the printed business products and document management service industry. Mr. Bazinet attend St. Mary's University in Halifax, Nova Scotia.

    J. D. GRECO, age 57, has served as a Director of Precept since 1998. He was previously President of MBF Corporation, which was acquired by Precept in 1998. Mr. Greco's career in printed business products and document management services began when he joined Monroe Business Forms in 1969. He received a B.A. degree in Marketing from Northeast Louisiana University in 1969.

    PETER H. TREMBATH, age 46, has served as Senior Vice President, General Counsel and Secretary of Precept since July 1999. From November, 1993 to December, 1998, Mr. Trembath served as Vice President, Secretary and General Counsel of Benson Eyecare Corporation and then its successor, Lumen Technologies, Inc. (f/k/a BEC Group, Inc.), both of which were publicly held corporations. He also served from March, 1997 to December, 1998 as Vice President, Secretary and General Counsel of Bolle, Inc., which was spun off publicly by Lumen Technologies in March of 1997. From January, 1999 through June, 1999, Mr. Trembath was engaged in the private practice of law and acted as an independent consultant. Prior to November, 1993, Mr. Trembath served for a number of years as Vice President, Secretary and General Counsel of BMC Industries, Inc., a publicly held corporation. Mr. Trembath received his B.A.

(with highest honors and high distinction), M.A., and J.D. (cum laude) degrees from the University of Michigan.

    Except as otherwise noted above, (i) no family relationships exist among the directors of the Company, and (ii) none of the nominees holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors. The Board meets periodically to review significant developments affecting the Company and to act on matters requiring Board approval. It may from time to time also hold special meetings or act by unanimous written consent in lieu of a meeting when an important matter requires Board action. The Board of Directors met one time and acted four times by written consent during the fiscal year ended June 30, 1999.

    The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Executive Committee, and the full Board of Directors acts to nominate persons to serve on the Board. The functions of the committees, their current members and the number of meetings held during the fiscal year ended June 30, 1999 are described below.

    The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and results of the audit; reviewing the independence of the independent accountants; reviewing the independent accountants' written recommendations and corresponding actions by management; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal controls. The committee currently is composed of Robert N. Bazinet and
J. Livingston Kosberg. The committee met one time during the 1999 fiscal year.

    The Compensation Committee administers the Company's 1996 Stock Option Plan and the 1998 Plan and reviews other matters regarding the compensation of employees of the Company. The committee currently is composed of Darwin Deason,
J. Livingston Kosberg and Sheldon I. Stein. The committee met one time during the 1999 fiscal year.

    The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board of Directors. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority to itself and except for those matters specifically reserved to the full Board pursuant to the Texas Business Corporation Act (the "TBCA"). The Executive Committee currently comprises Darwin Deason (Chairman), J. Livingston Kosberg, and Douglas R. Deason. The Executive Committee acted by written consent seven times and did not meet during the 1999 fiscal year.

    During fiscal year ended June 30, 1999, each director attended more than 75% of the meetings of the Board of Directors and respective committees on which he served.

                                 PROPOSAL NO. 2

            AMENDMENT OF 1998 STOCK INCENTIVE PLAN (THE "1998 PLAN")

    At the Meeting, Precept's shareholders will be asked to approve certain amendments to 1998 Plan, which is described below under "Description of 1998 Plan". The principal amendment is to increase the total number of shares of Class A Common Stock that may be awarded to participants under the 1998 Plan by 800,000 shares, to a total of 1,657,413 shares. In connection with such amendment, the 1998 Plan would be amended to increase from 12.5% to 19% of Precept's issued and outstanding Common Stock, the total number of shares of Class A Common Stock outstanding from time to time that (a) remain available for issuance under the 1998 Plan,
(b) are subject to existing grants under the 1998 Plan, or (c) are subject to previously existing options under the Company's prior 1996 Stock Option Plan (the "1996 Plan"). Precept is seeking shareholder approval of the amended 1998 Plan in order to comply with the requirements of Section 422 and Section 162(m) of the Internal Revenue Code (the "Code") in order for compensation paid under the 1998 Plan to be deductible by Precept irrespective of the $1 million limit in such Section. Shareholder approval is also required by the NASDAQ Stock Market in order for shares of Class A Common Stock issued to directors and officers under the 1998 Plan to be listed for trading thereunder. In addition, the amended 1998 Plan includes certain amendments, for which shareholder approval is not required, to provide the Board of Directors greater flexibility in its administration of the 1998 Plan, including granting the plan administrator discretionary authority to determine whether and how existing options should be adjusted in the event of major acquisitions, divestitures, mergers, changes of control or other significant corporate events. These administrative amendments will be effected whether or not the increase in shares reserved for issuance under the 1998 Plan is approved by Precept's shareholders at the Annual Meeting and will apply only to option grants made after the effective date of such administrative amendments.

    Precept's management and Board of Directors believe that the proposed increase in the number of shares available for grant under the 1998 Plan is necessary in order to provide a sufficient number of shares of Class A Common Stock to incentivize current employees and new employees who may be joining Precept, as well as to assist in the negotiation of potential future acquisitions. Precept believes that key employees should have a stock interest in Precept, thereby tying their financial interest to Precept's performance, and that the proposed increase in the number of shares available for issuance under the 1998 Plan will provide a useful vehicle for rewarding performance and thereby tying employees to the Company's performance.

    Prior to adoption of the proposed amendment of the 1998 Plan, there are 857,413 shares of Class A Common Stock reserved for issuance thereunder. Of this number, as of the Record Date, approximately 365,000 shares of Class A Common Stock remained available for issuance under the 1998 Plan. The weighted average exercise price of currently outstanding options is approximately $14.88 per share, and consequently most currently outstanding options are not in the money.

DESCRIPTION OF THE 1998 PLAN

    The following general description of the 1998 Plan is qualified in its entirety by reference to the terms and conditions set forth in such 1998 Plan.

    GENERAL.  The 1998 Plan is designed to comply with the requirements of
Section 16b of the Securities and Exchange Act (the "Exchange Act"). The maximum aggregate number of shares of Precept Class A Common Stock available for issuance under the 1998 Plan initially was 857,413, which amount included shares of Class A Common Stock that would have continued to be available for grant pursuant to options under the 1996 Plan and which amount, when added to the number of shares of Class A Common Stock covered by options outstanding under the 1996 Plan, equaled approximately 12.5% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding after giving effect to the number of shares issued in connection with the acquisition by Precept of certain assets of U. S. Transportation Systems, Inc. ("USTS").

    ADMINISTRATION. Under its terms, the 1998 Plan may be administered by Precept's Board of Directors or one or more committees thereof, as permitted by Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act. Performance-based awards to Precept's named executive officers are administered by a committee of outside directors, as set forth in Section 162(m) of the Code. Precept's Board of Directors or the Compensation Committee thereof administering the 1998 Plan at any particular time (the "Administrator") determines the individuals eligible to receive awards under the1998 Plan, the types and number of awards to be granted, the terms and conditions of such awards (including, for example, with respect to options, the exercise price, exercise date, any restrictions on exercise), and prescribes the forms of award agreements. The Administrator is also responsible for, among other things, determining the advisability and terms of any buyout of options previously granted and the reductions, if any, in the exercise prices of previously granted options.

    ELIGIBILITY. Employees (including employee directors) ("Employees") of and consultants ("Consultants") to Precept and any parent or subsidiary of Precept as well as outside directors of Precept ("Outside Directors") are eligible to receive awards under the 1998 Plan.

    TYPES OF GRANTS. The 1998 permits the grant of nonstatutory stock options ("Nonstatutory Stock Options"), stock purchase rights ("Stock Purchase Rights"), stock appreciation rights ("SARs"), deferred stock ("Deferred Stock"), dividend equivalents ("Dividend Equivalents") and awards of restricted stock ("Restricted Stock") to Employees, Consultants and Outside Directors. The 1998 Plan also permits the grant of Incentive Stock Options to Employees. The 1998 Plan further permits the Administrator to designate the grant of Options or SARs to a "covered employee" (as defined in Section 162(m)(3) of the Code) as a "performance based grant" ("Performance Based Grant"). Nonstatutory Stock Options and Incentive Stock Options (collectively, "Options") entitle the holders thereof to purchase Precept Class A Common Stock. All awards under the 1998 Plan will be evidenced by a written agreement in form approved by the Administrator. The Administrator may grant awards under the 1998 Plan alone or in addition to, in tandem with or in substitution for any other award under the 1998 Plan. Awards granted in addition to or in tandem with other awards under the 1998 Plan may be granted either at the same time or at different times. Generally, awards under the 1998 Plan will be granted for no consideration other than services.

    OPTIONS. Each Option will be designated in the written option agreement evidencing its grant whether the option is an Incentive Stock Option or a Nonstatutory Stock Option. The exercise price of an Incentive Stock Option shall be no less than 100% of the fair market value of Precept Class A Common Stock at the time of the grant (110% of fair market value if the grant is made to an employee that owns stock representing more than 10% of the voting power of all classes of stock of Precept or any parent or subsidiary of Precept (a "10% Holder"). Fair market value is determined by reference to the stock's closing price on the date of the grant. Incentive Stock Options shall have a term of no more than 10 years (5 years if granted to a 10% Holder). The Administrator determines the exercise price of a Nonstatutory Stock Option. In the event that an Employee, Consultant or Outside Director is terminated for cause as set forth in the 1998 Plan, all Options granted to such person under the 1998 Plan, whether or not vested, are forfeited unless previously exercised. If an Employee, Consultant or Outside Director's relationship with Precept terminates other than for cause, a vested Option granted to such person is exercisable to the extent provided in the agreement granting the Option, but, in the case of an Incentive Stock Option, shall be exercised within 60 days of the date of such termination (12 months, if the termination was the result of a disability) and only to the extent exercisable on the date of such termination. If there is a change in control of Precept, all Options previously granted prior to the effective date of the amendments described herein, whether or not vested, shall become fully vested and exercisable, effective the day immediately prior to the change in control. Treatment of options granted after the effective date of the amendments described herein in the event of any change in control or other significant corporate event will be subject to the determination of the Board of Directors, at its discretion. If the recipient of an Option dies, the Option may be exercised only to the extent vested at the time of death and only by the estate of the recipient or a person who acquired the Option by bequest or inheritance. The 1998 Plan also gives the Administrator the authority to include a similar change of control provision in other grants under the 1998 Plan (i.e., SARs, Restricted or Deferred Stock, etc.)

    TRANSFERABILITY. Generally, no Option is transferable by a recipient except by will or the laws of descent and distribution. However, the Administrator shall, with respect to the holder of a Nonstatutory Option who has a severance agreement with Precept and may, in its discretion with respect to any other holder of a Nonstatutory Option, permit the transfer and pledge of such options under limited circumstances.

    FEDERAL INCOME TAX CONSEQUENCES. The grant of an Incentive Stock Option has no immediate federal income tax consequences to the optionee or Precept. The exercise of an Incentive Stock Option while the optionee is an Employee or within three months after termination of employment generally has no immediate tax consequences to Precept or the optionee. If the optionee is subject to the alternative minimum tax, however, the exercise of an Incentive Stock Option would result in an increase in the optionee's alternative minimum taxable income equal to the excess of the fair market value of the shares of Precept Class A Common Stock at the time of exercise over the exercise price. If an optionee holds the shares of Precept Class A Common Stock acquired pursuant to the exercise of an Incentive Stock Option for the required holding period, the optionee generally recognizes capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the shares. In such a case, Precept is not entitled to a deduction in connection with the grant or exercise of the Incentive Stock Option or the sale of shares of Precept Class A Common Stock acquired pursuant to such exercise. If, however, an optionee exercises an Incentive Stock Option more than three months after termination of employment or disposes of the shares prior to the expiration of the required holding period, the optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares of Precept Class A Common Stock on the date of exercise over the exercise price. The required holding period is the longer of two years from the date the option was granted and one year after the date of issuance of the shares upon the exercise of the option.

    The grant of a Nonstatutory Stock Option has no immediate federal income tax consequences to the optionee or Precept. Upon the exercise of a Nonstatutory Stock Option, the optionee recognizes ordinary income (subject to wage withholding and employment taxes) in an amount equal to the excess of the fair market value of the shares of Precept Class A Common Stock on the date of the exercise over the exercise price, and Precept is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense. The optionee's tax basis in the shares of Precept Class A Common Stock is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares of Precept Class A Common Stock, any difference between the optionee's tax basis in the shares and the amount realized on the sale generally is treated as capital gain or loss.

AMENDED AND RESTATED 1998 PLAN.

    As described above, the principal amendment included in the amended 1998 Plan is the increase from 857,413 shares to 1,657,413 the total number of shares of Class A Common Stock reserved for issuance thereunder. In conjunction therewith, the amended 1998 Plan raises the percentage of the Approved Amount from 12.5% to 19% of the number of shares of Class A Common Stock and Class B Common Stock outstanding from time to time. Precept cannot forecast the extent of option grants that will be made in the future. Information with respect to compensation paid and other benefits, including options, granted in respect of fiscal year 1999 to the Company's executive officers is set forth below under "Executive Compensation". During fiscal 1999, 607,045 options were granted under the 1998 Plan to plan participants. Of those, 67,856 options were granted to executive officers and additional 539,189 options were granted to employees and consultants. Existing stock options have been granted at an average exercise price of $14.88 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE 1998 PLAN.

                                 PROPOSAL NO. 3
                              INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee and subject to ratification by the shareholders at the Meeting, the Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2000. Ernst & Young LLP has served the Company in this capacity since 1995. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

    Ratification of the selection of the Company's independent auditors requires the affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the Company present or represented at the Annual Meeting and entitled to vote thereon. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote Proxies FOR ratification of the selection of the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Company's current executive officers. Officers are elected by the Board of Directors and serve at its discretion:

             NAME                                POSITIONS WITH THE COMPANY
------------------------------  -------------------------------------------------------------
Douglas R. Deason.............         President, Chief Operating Officer and Director
William W. Solomon, Jr........      Executive Vice President and Chief Financial Officer
Peter H. Trembath.............      Senior Vice President, General Counsel and Secretary
D. Paul Cabra.................           President, Precept Business Products, Inc.
Ronald P. Sorci...............         President, Precept Transportation Services, LLC

BUSINESS EXPERIENCE OF MANAGEMENT TEAM

    FOR BIOGRAPHICAL INFORMATION REGARDING MESSRS. DEASON, SOLOMON AND TREMBATH,
     SEE "PROPOSAL NO. 1-- ELECTION OF DIRECTORS".

    D. PAUL CABRA, age 54, served as President of Precept Business Products, Inc., the business products subsidiary of Precept, since July 1, 1998. Prior thereto, Mr. Cabra served as Executive Vice President of Sales and Operations for Precept from August 1997, as the Senior Vice President of Sales for Precept's Central, South and Eastern regions from 1993 to August 1997, and as Branch Manager from June 1991 to 1993. He was the Chief Executive Officer and sole shareholder of CABCO Business Forms, Inc., a business products distributor, which was acquired by Precept in 1991. Mr. Cabra has over 18 years experience in the business products industry.

    RONALD P. SORCI, age 49, has served as President of Precept Transportation Services, LLC, the transportation services subsidiary of Precept, since March 1998. Prior to this position, Mr. Sorci served as President and Treasurer (Chief Financial Officer) of USTS since August 1997. From July 1996 until his election as President of USTS, Mr. Sorci was the Controller of USTS. Prior to joining USTS, Mr. Sorci was President and owner of RPS Executive Limousines Ltd., a luxury town car and limousine service.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

DIRECTORS' COMPENSATION

    Precept's directors, other than Darwin Deason, are not paid any cash compensation for serving on the Board of Directors of Precept, although Precept may in the future decide to pay directors' fees. Directors are reimbursed for their travel expenses in connection with meetings. However, Messrs. Stein and Kosberg have received grants, respectively, of 8,572 and 4,082 options under the 1998 Plan, in consideration of consulting services provided to Precept and unrelated to their services as directors. For further information regarding total remuneration paid to Darwin Deason for fiscal 1999, see, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", below.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers serving at the end of fiscal year ended June 30, 1999 whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                    -----------------------------------------------------
                                                                                                      AWARDS
                                                                                         --------------------------------
                                            ANNUAL COMPENSATION            OTHER           RESTRICTED       SECURITIES
                                                                          ANNUAL              STOCK         UNDERLYING
                               FISCAL     ------------------------       COMPENSA            AWARDS          OPTIONS/
NAME AND PRINCIPAL POSITION     YEAR      SALARY ($)    BONUS ($)      -TION ($)(1)            (2)           SARS (#)
---------------------------  -----------  -----------  -----------  -------------------  ---------------  ---------------
David L. Neely.............        1999      300,000            0               --                 --               --
  Chairman and Chief               1998      241,500      362,250               --                 --               --
  Executive Officer (3)            1997      241,500      279,700               --                 --               --

Douglas R. Deason..........        1999      250,000      250,000               --                 --               --
  President and Chief              1998      210,000      210,000               --                 --               --
  Operating Officer                1997      210,000      162,310               --                 --               --

William W. Solomon, Jr.,...        1999      140,000      105,000               --                 --           10,714
  Executive Vice President,        1998           --           --               --                 --               --
  Chief Financial Officer          1997           --           --               --                 --               --
  and Asst. Secretary

D. Paul Cabra..............        1999      175,000      175,000               --                 --        -- 28,571
  President, Precept               1998      141,783      100,000               --                 --               --
  Business Products, Inc           1997       96,000       39,000               --                 --               --

Ronald P. Sorci............        1999      173,750      175,000               --                 --           28,571
  President, Precept               1998           --           --               --                 --               --
  Transportation Services,         1997           --           --               --                 --               --
  LLC

                                PAYOUTS
                             -------------
                                 LTIP
                                PAYOUTS           ALL OTHER
NAME AND PRINCIPAL POSITION       ($)         COMPENSATION ($)
---------------------------  -------------  ---------------------
David L. Neely.............           --                 --
  Chairman and Chief                  --                 --
  Executive Officer (3)               --                 --
Douglas R. Deason..........           --                 --
  President and Chief                 --                 --
  Operating Officer                   --                 --
William W. Solomon, Jr.,...           --                 --
  Executive Vice President,           --                 --
  Chief Financial Officer             --                 --
  and Asst. Secretary
D. Paul Cabra..............           --                 --
  President, Precept                  --                 --
  Business Products, Inc              --                 --
Ronald P. Sorci............           --                 --
  President, Precept                  --                 --
  Transportation Services,            --                 --
  LLC

----------------------------

(1) None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individuals reported salary and bonus.

(2) Precept did not grant any restricted stock awards or SARs or long-term incentive plan payouts to the Named Executive Officers during the fiscal year ended June 30, 1999.

(3) Mr. Neely previously served Precept for a number of years in the indicated positions. He resigned in April, 1999.

OPTIONS/SAR GRANTS IN FISCAL YEAR 1999

    Except as indicated in the following table, Precept did not grant stock options or stock appreciation rights (SARs) to any of the Named Executive Officers during fiscal 1999.

                             OPTION/SAR GRANT TABLE

                                                                                                  POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                                    VALUE AT
                                     ---------------------------------------------                ASSUMED ANNUAL RATES
                                      NUMBER OF                                                         OF STOCK
                                     SECURITIES    PERCENT OF TOTAL                              PRICE APPRECIATION FOR
                                     UNDERLYING      OPTIONS/SARS                                        OPTION
                                      OPTIONS/        GRANTED TO       EXERCISE OR                        TERM
                                        SARS         EMPLOYEES IN      BASE PRICE   EXPIRATION   ----------------------
               NAME                  GRANTED (#)      FISCAL YEAR        ($/SH)        DATE        5% ($)     10% ($)
-----------------------------------  -----------  -------------------  -----------  -----------  ----------  ----------
David L. Neely.....................       0               --               --           --           --          --

Douglas R. Deason..................       0               --               --           --           --          --
                                                                                        Sept.,
William W. Solomon, Jr.............      10,714              1.8%       $   14.88         2003   $   44,057  $   97,331
                                                                                        Sept.,
D. Paul Cabra......................      28,571              4.7%       $   14.88         2003   $  230,676  $  259,551
                                                                                        Sept.,
Ronald P. Sorci....................      28,571              4.7%       $   14.88         2003   $  230,676  $  259,551

OPTIONS/SAR EXERCISE AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

    The following table provides information on options/SARs exercised during fiscal 1999 by the Named Executive Officers and the value of each such officer's unexercised options/SARs as of the end of such fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

                                                                                   NUMBER OF SECURITIES
                                                                                        UNDERLYING
                                                                                        UNEXERCISED       VALUE OF UNEXERCISABLE
                                                                                      OPTIONS/SARS AT          IN-THE-MONEY
                                                                                          FISCAL          OPTIONS/SARS AT FISCAL
                                                                                       YEAR END (#)            YEAR END ($)
                                                                                   ---------------------  -----------------------
                                      SHARES ACQUIRED                                  EXERCISABLE/            EXERCISABLE/
NAME                                  ON EXERCISE (#)       VALUE REALIZED ($)         UNEXERCISABLE           UNEXERCISABLE
---------------------------------  ---------------------  -----------------------  ---------------------  -----------------------
David L. Neely...................            0                       0                         0 / 0                 0 / 0

Douglas R. Deason................            0                       0                         0 / 0                 0 / 0

William W. Solomon, Jr...........            0                       0                    0 / 10,714                 0 / 0

D. Paul Cabra....................            0                       0                    0 / 28,571                 0 / 0

Ronald P. Sorci..................            0                       0                    0 / 28,571                 0 / 0

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for administering the Company's 1998 Plan and approving compensation plans for the Company's senior executives, including recommending to the Board of Directors policies and plans concerning salaries, bonuses and other compensation for all executive officers. The Committee members presently include Darwin Deason, Sheldon I. Stein and J. Livingston Kosberg. Darwin Deason has received remuneration from the Company during fiscal 1999 for his services as Chairman of the Board, while Messrs. Stein and Kosberg are both independent non-employee directors. See, "EXECUTIVE COMPENSATION AND OTHER INFORMATION-- DIRECTORS' COMPENSATION" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". During fiscal 1999, David L. Neely, the Company's former Chief Executive Officer, was also a member of the Committee until his resignation in April, 1999. The Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

EXECUTIVE COMPENSATION.

    The objective of the Precept executive compensation program is to attract and retain qualified, motivated executives and to closely align their financial interests with both the short and long-term interests of the Precept shareholders. The executive compensation program is intended to provide the executive officers of Precept with overall levels of compensation that are competitive within the business services industry, as well as within a broader spectrum of companies of size and complexity.

    The three principal components of the Precept executive compensation program are base salary, annual incentive bonus opportunities, and stock options.

    BASE SALARIES. Each executive officer's base salary is reviewed annually and is subject to adjustment on the basis of individual, corporate, and business unit performance, as well as competitive and inflationary considerations.

    INCENTIVE BONUS. Incentive bonus payments for executive officers other than the Chief Executive Officer and the Chief Operating Officer are made after the end of each fiscal year based upon the achievement of consolidated financial criteria and business unit financial criteria, all of which are established informally by the Board of Directors of Precept. Compensation for the Chief Executive Officer and the Chief Operating Officer of Precept consisted of a base salary and bonus compensation. Bonus compensation of such officers was substantially dependent on the achievement of three targeted financial measures: consolidated revenues, consolidated earnings before interest, taxes and depreciation, and consolidated pre-tax earnings. During fiscal year 1999, Precept achieved 100% of such measures. For fiscal year 1999, executive officers were eligible to receive maximum bonuses of between 50% and 100% of salary provided certain financial goals were met.

    1998 STOCK INCENTIVE PLAN. In order to provide greater flexibility for incentive based compensation, the Board of Directors and shareholders of Precept adopted the 1998 Plan in February of 1998. The 1998 Plan is administered by the Compensation Committee, which determines the individuals eligible to receive awards under the 1998 Plan, the types and number of awards to be granted, the terms and conditions of such awards (including, for example, with respect to options, the exercise price, exercise date, any restrictions on exercise), and prescribes the forms of award agreements. Employees (including employee directors) of and consultants to Precept and any parent or subsidiary of Precept as well as outside directors of Precept are eligible to receive awards under the 1998 Plan. The 1998 Plan permits the grant of nonstatutory stock options, "stock purchase rights", stock appreciation rights, deferred stock, dividend equivalents and awards of restricted stock. The 1998 Plan also permits the grant of Incentive Stock Options to employees. The maximum aggregate number of shares of Precept Class A Common Stock available for issuance under the 1998 Plan is currently 857,143. In fiscal 1999, the Company granted an aggregate of 105,509 stock options to its officers and directors under the 1998 Plan. See, "PROPOSAL NO. 2-- AMENDMENT OF 1998 STOCK INCENTIVE PLAN (THE "1998 PLAN")", above.

    OTHER EMPLOYEE BENEFIT PLANS. Precept has a contributory retirement and savings plan which covers eligible employees and meets the requirements of
Section 401(k) of the Internal Revenue Code. The plan also allows for a discretionary contribution by Precept as determined by Precept's Board of Directors. There have been no contributions made by Precept to date.

    EMPLOYMENT AGREEMENTS. As a general rule, Precept does not enter into written employment agreements with its executive officers. In connection with the acquisition of substantially all of the assets of USTS, the Company entered into an employment agreement, dated March 19, 1998, with Mr. Sorci. The agreement provides for an initial employment term of five years, annual base salary (set initially at $170,000) and an annual bonus based on the Company achieving Board-approved financial goals.

                                          Submitted by the Compensation
                                          Committee

                                          of the Board of Directors:

                                         DARWIN DEASON
                                          SHELDON I. STEIN
                                          J. LIVINGSTON KOSBERG

                            STOCK PERFORMANCE CHART

    The following graph compares the yearly percentage change in the cumulative total shareholder return of the Company's Class A Common Stock from March 20, 1998 (the "Public Listing Date") through the fiscal year ended June 30, 1999, with that of the Company's peer group and the Russell 2000 Index. The comparison assumes $100 was invested on the Public Listing Date and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future stock performance.

    The peer group of companies selected by Precept for comparison on the stock performance graph consists of other companies considered to be consolidators in their industries, with weighting towards service industry consolidation companies. The peer group includes the following companies: Metals USA, Coach USA, Carey Limousine, Reynolds & Reynolds, Workflow Management, American Business Products, Ennis Business Forms, New England Business Svcs, Wallace Computer, HaLo Industries, FYI Inc., Big Flower Holdings, Standard Register, US Liquids, Office Staff Svcs., Rural Metro, Apple Orthodonix, Lason, Pentacom, SI Tech

           COMPARISON OF TOTAL CUMULATIVE RETURN FROM MARCH 20, 1998
 THROUGH JUNE 30, 1999 OF PRECEPT BUSINESS SERVICES, INC. CLASS A COMMON STOCK,
              THE COMPANY'S PEER GROUP AND THE RUSSELL 2000 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             PBSI       AVG INDEX -      AVG INDEX -
DATE           INDEX     RUSSELL 2000       PEER GROUP
Mar-98        100.00           100.00           100.00
Apr-98         68.49           101.88           105.51
May-98         59.93            95.19            93.89
Jun-98         75.63            96.50            94.40
Jul-98         67.09            88.56            86.53
Aug-98         59.95            71.30            68.65
Sep-98         31.41            76.71            72.87
Oct-98         24.28            73.79            73.37
Nov-98         34.26            83.92            81.29
Dec-98         29.76            89.03            84.26
Jan-99         32.62            90.14            84.98
Feb-99         53.82            82.76            73.64
Mar-99         39.95            83.90            71.21
Apr-99         19.57            91.32            73.73
May-99         16.72            91.34            73.04
Jun-99         15.49            96.56            79.37

                                                                                  03/20/98     06/30/99
                                                                                 -----------  -----------
Precept........................................................................         100        15.49
Peer Group Index...............................................................         100        79.37
Russell 2000 Index.............................................................         100        96.56

    THE ABOVE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, the members of the Compensation Committee were primarily responsible for determining executive compensation and matters relating to stock options, although certain of such matters were discussed by the full Board of Directors. David L. Neely, who was an executive officer of the Company as well as a director, participated in such discussions as a member of the Compensation Committee until his resignation in April, 1999. See, also, "EXECUTIVE COMPENSATION AND OTHER INFORMATION-- REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION". The Company believes that the transactions described above are beneficial to the Company and are on terms as favorable to the Company as could be obtained from unaffiliated third parties. Such transactions are expected to be continued in the future, with review of and the approval required by the independent members of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the spinoff of Precept from its former parent company, ACS, in 1994, Precept entered into a Reciprocal Services Agreement (the "Services Agreement") with ACS, effective June 30, 1994, pursuant to which Precept sells business products and provides package delivery services to ACS. The Services Agreement was amended on May 1, 1998 to extend the term as set forth below. Precept received approximately $5,400,000 and $4,300,000 from ACS in fiscal 1999 and fiscal 1998, respectively. In addition to the foregoing, ACS provided data processing services and office space to Precept pursuant to the Services Agreement. Precept incurred expenses of approximately $300,000 to ACS in each of fiscal 1999 and fiscal 1998 for these services. The Services Agreement contains the agreements of ACS and Precept to use reasonable efforts to recommend the services of the other company to their customers and prospects. The Services Agreement, which had an initial term of one year, was extended through April 30, 2005, and thereafter automatically renews for additional consecutive one-year periods. The Services Agreement may be terminated by ACS or Precept upon 180 days' written notice given prior to June 30 of any year during the term of the Services Agreement. Mr. Darwin Deason, a director and Chairman of the Executive Committee of Precept, is Chairman and Chief Executive Officer of ACS.

    During fiscal 1996, Precept loaned each of David L. Neely, Chairman and Chief Executive Officer and Douglas R. Deason, President, Chief Operating Officer and a Director, $379,988, the proceeds of which were used solely to acquire shares of Precept Class A Common Stock from shareholders. The loans were evidenced by notes which become due upon the earlier of (i) June 8, 2005, (ii) upon the sale or transfer of the shares of Precept Class A Common Stock purchased with the proceeds or (iii) upon termination of the employment of the maker of the particular note prior to June 8, 2000. Each of the notes was secured by the shares of Precept Class A Common Stock purchased with the proceeds of each loan. Interest accrued at the 90-day U.S. Treasury Bill Rate as stated on June 8 of each year. In lieu of cash payment, annually on June 8, interest was added to the then outstanding principal amount of the note. The notes were paid in full during fiscal 1998.

    In an effort to focus on its core business, Precept consummated the following transactions in connection with the discontinuation of the business, real estate construction and investments, respectively, of Precept Builders, Inc. ("Builders") and Precept Holdings, Inc. ("Holdings"), two subsidiaries of the Company that performed real estate and related construction activities.

    During fiscal year 1998, Precept decreased its ownership percentage in Builders as the result of a private placement of common stock by Builders, which offering was directed solely to (a) the other shareholders of Builders other than Precept, (b) the existing shareholders of Precept and (c) any of their affiliates or assignees. Darwin Deason, a Director and the Chairman of the Executive Committee of Precept, acquired the full amount of the private placement, the other offerees having waived their right to purchase their pro rata portion of the shares in the offering. Precept's percentage ownership in Builders decreased from 90.5% to 1.8% of the total outstanding stock of Builders, and Darwin Deason holds approximately 98% of the total outstanding stock of Builders. By participating in the offering by Builders, Darwin Deason also agreed (i) to guarantee, if required, existing and future performance bonds securing Builders' construction projects, and (ii) to provide to the companies issuing the performance bonds letters of credit up to $7 million securing Builders obligations. These guarantees were previously provided by Precept, Darwin Deason and certain of Precept's affiliates.

    During fiscal year 1998, the Company disposed of the majority of the assets of Holdings in order to effect its focus on core operations:

    Ranch property located in Bells, Texas (the "Bells Property") owned by Holdings was sold to D3 Holdings, Inc., ("D3 Holdings"), a corporation controlled by Darwin Deason, Chairman of Precept's Board of Directors, Douglas Deason, Precept's President and Chief Operating Officer and David Neely, Precept's former Chairman and Chief Executive Officer, for $1,200,000 in cash. It is estimated that the purchase price paid to Holdings for the Bells Property, together with the terms and structure of the purchase was approximately equal to the estimated fair market value of the Bells Property at the time of the sale. Precept has subsequently entered into a five year lease for a more limited use of the Bells Property with variable monthly rental payments, the amount of which currently is approximately $10,000 per month. Effective August 1, 1999, this lease was terminated and all expenses were assumed by Darwin Deason.

    In 1992, Holdings purchased a building in Dallas for development into condominiums for sale or lease. In April 1994, Darwin Deason leased a one-floor condominium in the building as his residence under an 18-month lease (which was subsequently modified). The lease contained an obligation of Mr. Deason to purchase the condominium for the estimated fair market value of the condominium. During the lease term and prior to the sale of the condominium, Mr. Deason received a waiver of lease payments, the benefit of which was approximately $9,400 per month. In September 1998, one full-floor condominium and one half-floor condominium were sold to Darwin Deason for approximately $1.6 million in cash, which is the estimated fair market value for the condominiums.

    During September 1998, Darwin Deason purchased from Holdings (i) certain real estate located at 72-191 Highway 111, Palm Desert, California (the "Palm Desert Property") for $1,025,125 in cash and (ii) a 49% interest in CCC&D Corp., (which represents all of Precept's interest in such entity), a privately held company operating a restaurant on the Palm Desert Property for $90,000 in cash.

    Darwin Deason, a director and the Chairman of the Executive Committee of Precept, has entered into proxy agreements with David L. Neely, Chief Executive Officer and Chairman of the Board of the Company, and Douglas Deason, President and Chief Operating Officer of the Company (and Darwin Deason's son), whereby Darwin Deason controls the votes that may be cast with shares of Class A Common Stock owned by them. Such agreement continues until the majority shareholder's death or his disability, whichever event occurs first.

    Darwin Deason, Precept and ACS, along with two other investors, are the stockholders of DDH Aviation, Inc. ("DDH"), a startup corporate airplane brokerage firm organized in late 1997. On a fully diluted basis, Mr. Deason owns over one-third of the equity interests in DDH and Precept, which invested $99,900, owns approximately a 3% equity interest. Darwin Deason is the Chairman of the Board and Douglas Deason is a director of the five-member board of directors of DDH. Precept has access to the aircraft of DDH. Effective July 1, 1999, Precept divested is interest in DDH for a cash payment equal to its initial investment plus accrued interest.

    In fiscal year 1998, Precept entered into a separation agreement and general release agreement with USTS's former chairman, Michael Margolies, which provided for the resignation of Michael Margolies, the former chairman of USTS, from Precept's board of directors in exchange for monthly payments of $21,075 through March 2001. In July 1998, Precept sold the owned and leased buses of one of its subsidiaries to Michael Margolies in exchange for a reduction of $593,000 in Precept's note payable to Mr. Margolies.

    In fiscal years 1999 and 1998, the Company purchased goods and services amounting to $1.4 million and $1.1 million, respectively, at prices which management considered to be arms' length fair market values, from supplier companies which were owned by family members of the Company's Chairman, its former chief executive officer and its current chief operating officer.

    During fiscal year 1999, the Company paid its current Chairman $158,041 in fees for his services performed as Chairman of the Executive Committee and of the Board of Directors.

    The Company has entered into a separation agreement with David L. Neely, its former Chairman and Chief Executive Officer, who resigned in April, 1999, pursuant to which the Company agreed to continue Mr. Neely's salary for a one year period following the termination of his employment. Mr. Neely has agreed not to compete with the Company for a five year period.

                      SECTION 16(A) REPORTING REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except for late Forms 4 filed by Mr. Bazinet.

                              INDEPENDENT AUDITORS

    The Board of Directors selected Ernst & Young LLP as independent auditors to audit the Company's financial statements for the 2000 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                            SHAREHOLDERS' PROPOSALS

    Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2000 Annual Meeting of Shareholders, the Company must receive such proposals no later than June 17, 2000. Such proposals should be directed to Precept Business Services, Inc., 1909 Woodall Rogers Fwy., Suite 500, Dallas, Texas 75201, Attn:
Chief Financial Officer.

                                 OTHER BUSINESS

    The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, (BUT NOT INCLUDING EXHIBITS), WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO PRECEPT BUSINESS SERVICES, INC., ATTN: GENERAL COUNSEL, 1909 WOODALL ROGERS FWY., SUITE 500, DALLAS, TEXAS 75201.

                                          By Order of the Board of Directors

Dallas, Texas
October 11, 1999

                                              /s/ Douglas R. Deason
                                                President and Chief
                                                Operating Officer

                                                 PRECEPT BUSINESS SERVICES, INC.
                                       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 3, 1999
     The undersigned hereby appoints Douglas R. Deason and William W. Solomon, Jr., jointly and severally, proxies, with full
P    power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is
R    entitled to vote at the 1999 Annual Meeting of Shareholders of Precept Business Services, Inc. (the "Company") to be
O    held on Wednesday, November 3, 1999, at CityPlace, 2711 North Haskell Avenue, Dallas, Texas 75204, at 10:00 a.m., or at
X    any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the
Y
     Notice of the aforesaid Annual Meeting.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, AND IN     / / change of address
     THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE
     VOTED (i) FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, (ii) FOR THE     (USE ONLY FOR CHANGE OF
     AMENDMENT OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN, AS DESCRIBED IN THE       ADDRESS)
     PROXY STATEMENT (iii) FOR THE RATIFICATION OF THE SELECTION OF ERNST &          ----------------------------------------
     YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING      ----------------------------------------
     JUNE 30, 2000 AND (iv) IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER       ----------------------------------------
     MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS          (if you have written in the above space,
     THEREOF.                                                                        please mark the corresponding box above)

  1.   Election as Directors of the three nominees listed below (except as indicated to the contrary below):
       INSTRUCTION: To withhold authority to vote for any individual nominee, check the withhold box and write the nominee's name on the space provided opposite his name.
       / / FOR all nominees listed below  / / WITHHOLD AUTHORITY to vote on one or more nominees listed below, but vote FOR the remaining nominees
       Robert N. Bazinet                  ------------------------------
       J. D. Greco                        ------------------------------
       Peter H. Trembath                  ------------------------------

                  (Continued and to be signed on reverse side)

2.   Amendment of the Company's 1998 Stock Incentive Plan to increase by 800,000 shares the        FOR    AGAINST  ABSTAIN
     number of shares of Class A Common Stock reserved for issuance thereunder, as described       / /      / /      / /
     more fully in the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders.

3.   Ratification of the selection of Ernst & Young LLP as the Company's independent auditors      FOR    AGAINST  ABSTAIN
     for the fiscal year ending June 30, 2000.                                                     / /      / /      / /

4.   With discretionary authority as to such other matters as may properly come before the
     Annual Meeting.

                                              __________________________________
                                              Dated
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature (if held jointly)

                                              NOTE: Please sign exactly as name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such.